Exhibit 10.9

Addendum of the “Up to USD 150,000.00 Credit Facilites Agreement”

“Addendum”

of

16 September 2019

between

NLS Pharmaceutics AG
Alter Postplatz
6370 Stans
Switzerland	“Borrower”
and

Ronald Hafner
[address]
Switzerland
“Lender 1”
Jürgen Bauer
[address]
Switzerland
“Lender 2”
Peter Ödman
[address]
Switzerland
“Lender 3”
Michael Stein
[address]
Switzerland

“Lender 4”
(Lender 1, Lender 2, Lender 3 and Lender 4
the “Lenders”)
(Borrower and Lenders each a ʺPartyʺ
collectively the “Parties”)

regarding

current situation and outstanding amount

Addendum	execution 2/3

WHEREAS

A.	The Borrower is a stock corporation (Aktiengesellschaft) in accordance with Swiss law with its registered seat and principal place of business at Stans (Company Number CHE-447.067.367). The Company has a share capital of CHF 139’200.00, divided into 1’392 registered shares with a nominal value of CHF 100.00 each, which have been fully paid in.

B.	The Lenders and the Borrower (formerly NLS Pharma AG) entered into the “Up to USD 150,000.00 Credit Facilities Agreement” dated 31 August 2015 (“Agreement”). The Lenders agreed to make available to the Borrower credit facilities in the aggregate amount of USD 150,000.00 (“Total Credit Facility Amount”).

C.	The Lenders granted to the Borrower the Total Credit Facility Amount under the Agreement.

D.	According to section 6.1 of the Agreement, the loans under Total Credit Facility Amount shall bear regular interest at the rate of 0% per annum, calculated from (and including) the day of its drawdown to (and including) the Maturity Date (or the date of its earlier repayment).

E.	According to section 6.2 of the Agreement, default interest rate of 5% per annum shall apply, in case the Borrower does not make any payment on the due date as foreseen in the Agreement.

F.	The maturity date for the repayment of the Total Credit Facility Amount together with the accrued interest was set at 31 December 2018 (“Maturity Date”).

NOW, THEREFORE, the Parties agree as follows:

Any capitalized terms, if not defined otherwise in this Addendum, shall have the meaning as set forth in the Agreement.

1.	Open Amount

The Parties hereby confirm that the Total Credit Facility Amount has not been repaid to the Lenders by the Borrower.

2.	Extension Maturity Date

The Maturity Date as set forth in section 5 of the Agreement shall be extended from 31 December 2018 to 31 December 2019.

The Parties therefore confirm that no default interest as set forth in section 6.2 of the Agreement has accrued thus far.

3.	Governing Law and Jurisdiction

This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

All disputes arising out of or in connection with the present Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the ordinary courts in Stans (NW), Switzerland.

[Signature page to follow]

Addendum	execution 3/3

Borrower

/s/ Ronald Hafner	/s/ Alexander Zwyer
Ronald Hafner	Alexander Zwyer
Chairman of the Board	Chief Executive Officer

Lenders

/s/ Ronald Hafner	/s/ Jürgen Bauer
Ronald Hafner	Jürgen Bauer

/s/ Peter Ödman	/s/ Michael Stein
Peter Ödman	Michael Stein